                       PRINCIPAL UNDERWRITING AGREEMENT
                       --------------------------------

     THIS AGREEMENT is entered into on this 18th day of February, 1987 among LINCOLN NATIONAL PENSION INSURANCE COMPANY ("Lincoln National"), a life insurance company organized under laws of the State of Indiana on behalf of itself and SEPARATE ACCOUNT E OF LINCOLN NATIONAL PENSION INSURANCE COMPANY ("Separate Account"), a separate account established by Lincoln National pursuant to the Indiana Insurance Code and AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California.

                                  WITNESSETH:

     WHEREAS, Lincoln National proposes to issue to the public certain variable annuity contracts ("Contracts") and has, by resolution of its Board of Directors on September 26, 1986, authorized the creation of a segregated investment account in connection therewith; and

     WHEREAS, Lincoln National has established the Separate Account for the purpose of issuing the Contracts and has registered the Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940; and

     WHEREAS, the Contracts to be issued by Lincoln National are registered with the Commission for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

     WHEREAS, AFD is a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., and proposes to form a selling group for the distribution of said Contracts; and

     WHEREAS, Lincoln National desires to obtain the services of AFD as principal underwriter of the Contracts issued by Lincoln National through the Separate Account;

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Lincoln National, the Separate Account and AFD hereby agree as follows:

Duties of AFD
-------------

     1. AFD will form a selling group consisting of broker-dealers appointed by Lincoln National to distribute the Contracts which are issued by Lincoln National through the Separate Account and are registered with the Commission for offer and sale to the public. Broker-dealers listed in the attached Schedule of Excluded Broker-Dealers may not be members of such selling group. Said Schedule of Excluded Broker-Dealers may be amended from time to time by the mutual consent of the undersigned parties.
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     2.   AFD will enter into and maintain a dealer agreement with each broker-
dealer joining such selling group ("member"); an executed copy of each will be provided to Lincoln National. Any such dealer agreement expressly will be made subject to this Agreement. Any such dealer agreement will provide: (i) that each member will distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of the members who are fully licensed with Lincoln National to sell the Contracts in the applicable jurisdiction(s), (ii) that all applications and initial and subsequent payments under the Contracts collected by the member will be remitted promptly by the member to Lincoln National at such address as it may from time to time designate and (iii) that each member will comply with all applicable federal and state laws, rules and regulations.

     3. AFD will use reasonable efforts to provide information and marketing assistance to the members, including preparing and providing members with advertising materials and sales literature, and providing members with current Prospectuses of the Contracts and of American Pathway Fund (the "Fund"). AFD will use reasonable efforts to ensure that members deliver only the currently effective Prospectuses of the Contracts and the Fund. AFD and Lincoln National will cooperate in the development of advertising and sales literature, as requested. AFD will deliver to members, and use reasonable efforts to ensure that members use, only sales literature and advertising material which conforms to the requirements of federal and state laws and regulations which has been authorized by Lincoln National and AFD. AFD will be responsible for filing sales literature and advertising material, where necessary, with appropriate securities regulatory authorities, including the National Association of Securities Dealers, Inc. AFD will not distribute any Prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts or the Fund if, to its knowledge, any of the foregoing misstates the duties, obligations or liabilities of Lincoln National or AFD. AFD will not actively encourage any member to sell Contracts to employees of hospitals in the State of California that are members of the California Hospital Association.

     4. AFD shall not be responsible for (i) taking or transmitting applications for the Contracts; (ii) examining or inspecting risks or approving, issuing or delivering Contracts; (iii) receiving, collecting or transmitting insurance premiums; (iv) assisting in the completion of applications for Contracts; (v) paying sales commissions to licensed broker-dealers and insurance agents; and (vi) otherwise offering and selling Contracts directly to the public.

     5. AFD will bear all its expenses of providing services under this Agreement, including the cost of preparing, printing and mailing advertising and sales literature, and the cost of printing and mailing Fund and Contract Prospectuses which are used for sales purposes, except that AFD shall not bear the expenses of registering and qualifying shares or


                                      -2-


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Contracts for sale under federal and state laws and expenses of preparing, printing and mailing Prospectuses, proxies and shareholder reports to the extent authorized by law. It is understood that Lincoln National will not be required to bear the cost of printing and mailing Fund Prospectuses. AFD will, except with respect to agents and brokers with Lincoln National Sales Corporation ("LNSC"), reimburse Lincoln National for all state appointing fees and associated renewal fees incurred to enable members to sell the Contracts.

          6. AFD will furnish to Lincoln National such information with respect to the Fund in such form and signed by such of its officers as Lincoln National may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. AFD will advise Lincoln National immediately of: (a) any request by the Commission (i) for amendment of the registration statement relating to the Contracts or the Fund or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Fund or the initiation of any proceedings for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Fund of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Fund or which requires the making of a change therein in order to make any statement made therein not misleading.

          7. AFD will use reasonable efforts to have the Fund register for sale under the Securities Act of 1933 and, as required, under state securities laws, from time to time as necessary, such additional shares of the Fund as may reasonably be necessary for use as the funding vehicle for the Contracts.

Duties of Lincoln National
--------------------------

          8. Lincoln National or its agent will receive and process applications and premium payments in accordance with the terms of the Contracts and the current Prospectuses. All applications for Contracts are subject to acceptance or rejection by Lincoln National in its sole discretion. Lincoln National will inform AFD of any such rejection and the reason therefor.

          9. Lincoln National will be responsible for filing the Contracts, forms, sales literature and advertising material, where necessary, with appropriate insurance regulatory authorities.

          10. Lincoln National will furnish to AFD such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as AFD may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. Lincoln National will advise AFD immediately of: (a) any request

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

by the Commission (i) for amendment of the registration statement relating to the Contracts or the Fund or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Fund or the initiation of any proceedings for that purposes; (c) the institution of any proceeding, investigation hearing or other action involving the offer or sale of the Contracts or the Fund of which it becomes aware; (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Fund or which requires the making of a change therein in order to make any statement made therein not misleading.

          11. Lincoln National will use reasonable efforts to register for sale, from time to time as necessary, additional dollar amounts of the Contracts under the Securities Act of 1933 and, should it ever be required, under state securities laws and to file for approval under state insurance laws when necessary and will maintain the Investment Company Act of 1940 registration of the Separate Account.

          12. Lincoln National will pay to members of this selling group such commissions as are from time to time set forth in dealer agreements. Such dealer agreements shall provide for the return of sales commissions by the members to Lincoln National if the Contracts are tendered for redemption to Lincoln National in accordance with the 20-day review provision in the Contract.

          13. Lincoln National will bear its expenses of providing services under this Agreement, including the cost of preparing, printing and mailing Prospectuses of the Contracts to Contract owners, expenses and fees of registering or qualifying the Contracts and the Separate Account under federal or state laws, and any direct expenses incurred by its employees in assisting AFD in performing its duties hereunder. Lincoln National will pay to AFD such remuneration for its services and for the services of its salaried employees, and such reimbursement for its charges and expenses, as may be contained in such Schedules of Remuneration as may be adopted and appended to this Agreement from time to time. Said Schedule of Remuneration may be amended from time to time by the mutual consent of the undersigned parties; except that AFD may alter the ratio of commissions paid to dealers and remuneration paid to AFD as set forth in paragraph 25 of this Agreement.

Warranties
----------

          14. Lincoln National represents and warrants to AFD that: (i) a registration statement under the Securities Act of 1933 (File No. 33-09644) and under the Investment Company Act of 1940 (File No. 811-4882) on Form N-4 with respect to the Contracts and Separate Account has been filed with the Commission in the form previously delivered to AFD, and copies of any and all amendments thereto will be forwarded to AFD at the time that they

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are filed with the Commission; (ii) the registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Lincoln National by AFD expressly for use therein; (iii) Lincoln National is validly existing as a stock life insurance company in good standing under the laws of the State of Indiana, with power (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; (iv) the Contracts to be issued through the Separate Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Prospectuses and in the Contracts, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto; (v) those persons who offer and sell the Contracts are appropriately licensed in a manner as to comply with the state insurance laws; (vi) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Lincoln National is a party or by which Lincoln National is bound, Lincoln National's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Lincoln National or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by Lincoln National of the transactions contemplated by this Agreement; and (vii) there are no material legal or governmental proceedings pending to which Lincoln National or the Separate Account is a party or of which any property of Lincoln National or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Lincoln National which, if determined adversely to Lincoln National, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Lincoln National; and (viii) any information furnished in writing by Lincoln National to AFD for use in the registration statement of the Fund or the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the Securities Act of 1933 and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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

     15. AFD represents and warrants to Lincoln National that: (i) a registration statement under the Securities Act of 1933 (File No. 2-86838), and under the Investment Company Act of 1940 (File No. 811-3857) with respect to American Pathway Fund has been filed with the Commission in the form previously delivered to Lincoln National, and copies of any and all amendments thereto will be forwarded to Lincoln National at the time that they are filed with the Commission; (ii) the Fund's registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to AFD by Lincoln National expressly for use therein; (iii) the performance of its duties under this Agreement by AFD will not result in a breach or violation of any of the terms or provisions or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD is a party or by which AFD is bound, the Certificate of Incorporation or By-Laws of AFD, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or its property; and (iv) any information furnished in writing by AFD to Lincoln National for use in the registration statement of the Fund or the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the Securities Act of 1933 and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. AFD further represents and warrants to Lincoln National that: (i) it is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer; (ii) the performance of its duties under this Agreement by AFD will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed or trust, note agreement or other agreement or instrument to which AFD is a party or by which AFD is bound, the Certificate of Incorporation or By-Laws of AFD, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or its property; (iii) it will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by Lincoln National that the subject registration statements have been declared effective and the Contracts have been released for sale by Lincoln National, and that such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Lincoln National; (iv) any information furnished in writing by AFD to

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Lincoln National for use in the registration statement of the Fund or the
Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the Securities Act of 1933 and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) it will comply with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to AFD and shall conduct its affairs in accordance with the rules of Fair Practice of the National Association of Securities Dealers, Inc.

Miscellaneous
-------------

     16. AFD makes no representation or warranty regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. AFD does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while the Agreement is in effect and there is an effective registration of the Contracts with the Commission.

     17. AFD may act as principal underwriter, sponsor, distributor or dealer for issuers other than Lincoln National or its affiliates in connection with mutual funds or insurance products; except that AFD shall not, while this Agreement is in effect, act as principal underwriter, sponsor, distributor or dealer with respect to insurance contracts which are issued by insurance companies other than Lincoln National or its affiliates that are similar to the Contracts. While this Agreement is in effect, Lincoln National will neither issue any insurance contract similar to the Contracts which are distributed through broker-dealers (except LNSC and the broker-dealers listed in the attached Schedule of Excluded Broker-Dealers) without the written consent of AFD nor enter into an agreement with any other organization for the purpose of distributing the Contracts. It is understood that shares of American Pathway Fund may be sold to fund insurance contracts of issuers other than Lincoln National or its affiliates or to other shareholders in accordance with Internal Revenue Code Section 817(h) and the regulations thereunder.

     18. Nothing in this Agreement shall obligate Lincoln National to appoint any member or registered representative of a member its agent for purposes of the distribution of the Contracts. Nothing in this Agreement shall be construed as requiring AFD to effect sales of the Contracts directly to the public or to act as an insurance agent or insurance broker on behalf of Lincoln National for purposes of state insurance laws.

     19. AFD agrees to indemnify Lincoln National (or any control person, shareholder, director, officer or employee of Lincoln National) for any liability incurred (including costs relating to defense of any action) arising out of any AFD act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a

                                      -7-
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Contract by any person or entity; provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of Lincoln National or from the reckless disregard by Lincoln National of the duties and obligations arising under this Agreement.

     20. Lincoln National agrees to indemnify AFD (or any control person, shareholder, director, officer or employee of AFD) for any liability incurred (including costs relating to defense of any action arising out of any Lincoln National act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a Contract by any person or entity; provided however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of AFD or from the reckless disregard by AFD of the duties and obligations arising under this Agreement.

     21. This Agreement will terminate automatically upon its assignment, as that term is defined in the Investment Company Act of 1940. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate, without the payment of any penalty by either party: (a) at the option of Lincoln National upon six months' advance written notice to AFD; or (b) at the option of AFD upon six months' advance written notice to Lincoln National; or (c) at the option of Lincoln National upon institution of formal proceedings against AFD by the National Association of Securities Dealers, Inc. or by the Commission; or (d) as otherwise provided in the Investment Company Act of 1940.

     22. Each notice required by this Agreement shall be given in writing and delivered by certified mail-return receipt requested.

     23. This Agreement shall be subject to the laws of the State of Indiana and construed so as to interpret the Contracts as insurance products written within the business operation of Lincoln National.

     24. This Agreement covers and includes all agreements, oral and written (expressed or implied) between Lincoln National and AFD with regard to the marketing and distribution of the Contracts, and supersedes any and all Agreements between the parties with respect to the subject matter of this Agreement; except that this Agreement shall not affect the operation of any previous agreements entered into between Lincoln National and AFD unrelated to the subject matter of this Agreement.

     25. This Agreement, along with any Schedule of Remuneration attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties, provided such amendment be in writing and duly executed; except that with respect to any Schedule of Remuneration, AFD in its sole discretion, may alter upon written notice to Lincoln National the ratio of commissions

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paid to dealers and remuneration paid to AFD. AFD agrees to reimburse Lincoln
National any remuneration previously received to the extent necessary to pay additional commissions to dealers due to a retroactive change of this ration.

     This Agreement shall become effective as of the effective date of the Form N-4 Registration Statement filed under the Securities Act of 1933 and the Investment Company Act of 1940 with respect to the Contracts.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and attested on the date first stated above.

                                       Lincoln National Pension Insurance
                                       Company on behalf of itself and
                                       Separate Account E of Lincoln
                                       National Pension Insurance Company


Attest:

/s/ Carolyn Bertz                          By: /s/ Robert A. Nickels
---------------------------------             ---------------------------------
    Carolyn Bertz                                  Robert A. Nickels


Attest:

/s/ Michael Downer                         By: /s/ Hoyt J. Turner
---------------------------------             ---------------------------------
    Michael Downer                                 Hoyt J. Turner

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